EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-I, of GMV Wireless, Inc., of our report dated February II, 2009 on our audit of the financial statements of GMV Wireless, Inc. as of December 31,2008, and the related statements of operations, stockholders' equity and cash flows from inception November 3,2008 through December 31, 2008, and the reference to us under the caption "Experts."

/s/ Moore and Associates

Moore & Associates Chartered
Las Vegas, Nevada
March 16,2009